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                             KEMPER INVESTORS FUND

                        WRITTEN INSTRUMENT AMENDING THE
                       AGREEMENT AND DECLARATION OF TRUST
                       ----------------------------------


     The undersigned, being a majority of the trustees of Kemper Investors Fund (the "Trust"), a business trust organized pursuant to an Agreement and Declaration of Trust dated January 22, 1987, as amended (the "Declaration of Trust"), pursuant to Section 1 of Article III of the Declaration of Trust do hereby establish and designate an eighth, ninth, tenth, eleventh, twelfth, thirteen and fourteenth series of shares of the Trust to be known as the "Investment Grade Corporate Bond Portfolio," the "Value Portfolio," the "Small Cap Value Portfolio," the "Value+Growth Portfolio," the "Horizon 20+ Portfolio," the "Horizon 10+ Portfolio" and the "Horizon 5 Portfolio," respectively. The relative rights and preferences of such series shall be as set forth in the Declaration of Trust. This instrument shall constitute an amendment to the Declaration of Trust.

     IN WITNESS WHEREOF, the undersigned have this 17th day of January, 1996 signed these presents.



                              /s/ Stephen B. Timbers
                              -----------------------------------
                              Stephen B. Timbers, Trustee
                              210 South Green Bay Road
                              Lake Forest, Illinois  60045

                              (Signatures continue)
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                              /s/ James E. Akins
                              -----------------------------------
                              James E. Akins, Trustee
                              2904 Garfield Terrace, N.W.
                              Washington, DC  20008-3507


                              /s/ Arthur R. Gottschalk
                              -----------------------------------
                              Arthur R. Gottschalk, Trustee
                              1070 Marblehead Drive
                              Naples, Florida  33942-8718

                              /s/ Frederick T. Kelsey
                              -----------------------------------
                              Frederick T. Kelsey, Trustee
                              3133 Laughlin Gull Court
                              Johns Island, South Carolina  29455

                              /s/ David B. Mathis
                              -----------------------------------
                              David B. Mathis, Trustee
                              529 Briar Lane
                              Lake Forest, Illinois  60045


                              /s/ Fred B. Renwick
                              -----------------------------------
                              Fred B. Renwick, Trustee
                              3 Hanover Square
                              New York, New York  10004


                              -----------------------------------
                              Stephen B. Timbers, Trustee
                              210 South Green Bay Road
                              Lake Forest, Illinois  60045

                              /s/ John B. Tingleff
                              -----------------------------------
                              John B. Tingleff, Trustee
                              2015 South Lake Shore Drive
                              Harbor Springs, Michigan  49740

                              /s/ John G. Weithers
                              -----------------------------------
                              John G. Weithers, Trustee
                              311 Springlake
                              Hinsdale, Illinois  60521